EXHIBIT 10.6

    FORM OF NON-COMPETITION AGREEMENT BETWEEN VECTRA BANK COLORADO, NATIONAL
                        ASSOCIATION AND MAHLON T. WHITE


        This NON-COMPETITION AGREEMENT (this "Agreement") made and entered into this [ ] day of [ ], 2001, by and between MAHLON T. WHITE, an adult resident of the State of Colorado ("White") and VECTRA BANK COLORADO, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States ("Vectra Bank") (White and Vectra Bank together being referred to herein as the "Parties")

                                WITNESSETH THAT:

        WHEREAS, the Agreement and Plan of Reorganization (the "Plan") dated as of July 10, 2001 by and among Zions Bancorporation, a Utah corporation having its principal office in Salt Lake City, Utah ("Zions Bancorp"), Vectra Bank, Minnequa Bancorp, Inc., a Colorado corporation having its principal office in Pueblo, Colorado (the "Company"), The Minnequa Bank of Pueblo, a banking corporation organized under the laws of the State of Colorado (the "Bank"), and White provides that the Bank will be merged with and into Vectra Bank;

        WHEREAS, White is associated with various persons and entities who among themselves have beneficial ownership of and voting control over shares of the Company that constitute in the aggregate in excess of 78 percent of the outstanding voting stock of the Company, and the Company has beneficial ownership and voting control over all of the outstanding voting stock of the Bank;

        WHEREAS, Vectra Bank is unwilling to consummate the transactions contemplated by the Plan unless, among other conditions as provided in the Plan, White shall have executed and delivered this Agreement;

        WHEREAS, White is willing to give up his rights to compete with Vectra Bank as provided in this Agreement in exchange for, among other things, Vectra Bank's consummating the transactions contemplated by the Plan;

        WHEREAS, the Parties acknowledge that this Agreement is reasonably necessary to protect the value of the assets of the Bank being acquired by Vectra Bank pursuant to the Plan, including, without limitation, the goodwill of the Bank, and to protect the legitimate business interests of Vectra Bank; and

        WHEREAS, the Parties acknowledge that the goodwill of the Bank has been developed in large part due to the efforts, oversight, knowledge, skills and expertise of White;

        NOW, THEREFORE, incorporating the foregoing recitals herein, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto agree as follows:

        1. NON-COMPETITION.

        (a) White hereby agrees that during the Restricted Period (as hereinafter defined), White will not (i) engage in the banking business other than on behalf of Zions Bancorp or Vectra Bank or their affiliates within the Market Area (as hereinafter defined), (ii) directly or indirectly own, manage, operate, control, be employed by, or provide management or consulting services in any capacity to any firm, corporation, or other entity (other than Zions Bancorp or Vectra Bank or their affiliates) engaged in the banking business in the Market Area, or (iii) directly or indirectly solicit or otherwise intentionally cause any employee, officer, or member of the respective Boards of Directors of Vectra Bank or any of its affiliates to engage in any action prohibited under (i) or (ii) of this section 1(a); provided that the ownership by White as an investor of not more than five percent of the outstanding shares of stock of any corporation whose stock is listed for trading on any securities exchange or is quoted on the automated quotation system of the National

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Association of Securities Dealers, Inc., or the shares of any investment company as defined in section 3 of the Investment Company Act of 1940, as amended, shall not in itself constitute a violation of White's obligations under this section 1(a).

        (b) As used herein, "Market Area" shall mean Pueblo County, Colorado.

        (c) As used herein, "Restricted Period" shall mean the period of time beginning with and including the Effective Date (as defined in the Plan) and ending with and including the third anniversary of the Effective Date.

        (d) The Parties agree that the scope of the Market Area, as set forth in section 1(b) of this Agreement, is reasonable, and the Parties further agree that the duration of the Restricted Period, as set forth in section 1(c) of this Agreement, is reasonable.

        2. CONSIDERATION. White agrees to give up his rights to compete with Vectra Bank as provided in this Agreement in exchange for the following consideration:

        (a) Vectra Bank's consummation of the transactions contemplated by the Plan (including, without limitation, the value paid for the acquisition of the goodwill of the Bank), as set forth in the Plan; and

        (b) Vectra Bank's agreement to pay to White $1,000,000, such payment to be made by Vectra Bank to the account of White at a time and in a manner as shall be agreed to by Vectra Bank and White or, in the absence of such agreement, at the end of the Restricted Period by wire transfer.

        3. INJUNCTIVE RELIEF. White acknowledges and agrees that irreparable injury will result to Vectra Bank in the event of a breach of any of the provisions of section 1 of this Agreement (the "Designated Provisions") and that Vectra Bank will have no adequate remedy at law with respect thereto. Accordingly, in the event of a material breach of any Designated Provision, and in addition to any other legal or equitable remedy Vectra Bank may have, Vectra Bank shall be entitled to the entry of a preliminary and permanent injunction (including, without limitation, specific performance) by a court of competent jurisdiction in Denver County, Colorado, or elsewhere, to restrain the violation or breach thereof by White or any affiliates, agents, or any other persons acting for or with White in any capacity whatsoever, and White submits to the jurisdiction of such court in any such action.

        4. SEVERABILITY. It is the desire and intent of the Parties that the provisions of this Agreement (including, without limitation the scope, duration and geographic area of the covenant not to compete set forth in section 1 of this Agreement) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought, in order to protect the value of the assets of the Bank being acquired by Vectra Bank pursuant to the Plan, including, without limitation, the goodwill of the Bank. Accordingly, the parties agree to the following:

        (a) If any provision or provisions of this Agreement shall be adjudicated to be invalid, illegal, or unenforceable for any reason whatsoever, the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby; and to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provisions held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

        (b) In addition, if any provision of this Agreement (including, without limitation the scope, duration and geographic area of the covenant not to compete set forth in section 1 of this Agreement) shall be adjudicated to be invalid, illegal or unenforceable for any reason whatsoever, such adjudicatory body or court shall be empowered to delete or modify such provision so as to provide to the Parties, to the fullest extent permitted by applicable law, the maximum benefits intended by such provision.

        (c) If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable in a particular jurisdiction and such provision shall be deleted or modified by an adjudicatory body or court, such deletion or


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modification shall apply only with respect to the operation of such provision in the particular jurisdiction about which such adjudication is made.

        5. REPRESENTATIONS AND WARRANTIES.

        (a) White represents and warrants to Vectra Bank that his execution, delivery, and performance of this Agreement will not result in or constitute a breach of or conflict with any term, covenant, condition, or provision of any commitment, contract, or other agreement or instrument, including, without limitation, any employment agreement, to which White is or has been a party.

        (b) White shall indemnify, defend, and hold harmless Vectra Bank for, from, and against any and all losses, claims, suits, damages, expenses, or liabilities, including court costs and counsel fees, which Vectra Bank has incurred or to which Vectra Bank may become subject, insofar as such losses, claims, suits, damages, expenses, liabilities, costs, or fees arise out of or are based upon any failure of any representation or warranty of White in section 5(a) of this Agreement to be true and correct when made.

        6. NOTICES. All notices, consents, waivers, or other communications which are required or permitted hereunder shall be in writing and deemed to have been duly given if delivered personally or by messenger, transmitted by telex or telegram, by express courier, or sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be addressed to the appropriate address of each Party as follows:

If to Vectra Bank:

         Vectra Bank Colorado, National Association
         2000 South Colorado Boulevard, Suite 2-1200
         Denver, Colorado  80222

         Attention:        Mr. Bruce K. Alexander
                           President and Chief Executive Officer

With a required copy to:

         Brian D. Alprin, Esq.
         Duane, Morris & Heckscher LLP
         1667 K Street, N.W., Suite 700
         Washington, D.C.  20006

If to White:

         Mr. Mahlon T. White
         Post Office Box 2097
         Pueblo, Colorado  81004

With a required copy to:

         Donald J. Banner, Esq.
         Banner, Buxman, Kwitek & Ohlsen, P.C.
         Post Office Box 1423
         Pueblo, Colorado  81002-1423

All such notices shall be deemed to have been given on the date delivered, transmitted, or mailed in the manner provided above.


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        7. ASSIGNMENT. Neither Party may assign this Agreement or any rights or obligations hereunder without the consent of the other Party.

        8. GOVERNING LAW. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without giving effect to the principles of conflict of law thereof. The Parties hereby designate Denver County, Colorado to be the proper jurisdiction and venue for any suit or action arising out of this Agreement. Each of the Parties consents to personal jurisdiction in each of such venues for such a proceeding and agrees that he or it may be served with process in any action with respect to this Agreement or the transactions contemplated thereby by certified or registered mail, return receipt requested, or to its registered agent for service of process in the State of Colorado. Each of the Parties irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead any objection that it may now or hereafter have to the laying of venue or the convenience of the forum of any action or claim with respect to this Agreement or the transactions contemplated thereby brought in the courts aforesaid.

        9. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between Vectra Bank and White relating to the subject matter of this Agreement. Any previous agreements or understandings between the Parties hereto or between White and the Bank or any of its affiliates or Vectra Bank or any of its affiliates regarding the subject matter of this Agreement are merged into and superseded by this Agreement. Neither this Agreement nor any provisions of this Agreement can be modified, changed, discharged, or terminated except by an instrument in writing signed by the Party against whom any waiver, change, discharge, or termination is sought.

        10. COSTS OF LITIGATION. In the event litigation is commenced to enforce any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorneys' fees. In the event this Agreement is asserted in any litigation as a defense to any liability, claim, demand, action, cause of action, or right asserted in such litigation, the Party prevailing on the issue of that defense shall be entitled to recovery of reasonable attorneys' fees.

        11. AFFILIATION. A company will be deemed to be "affiliated" with Zions Bancorp, Vectra Bank, or the Bank according to the definition of "Affiliate" set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

        12. PAYMENTS CONTRARY TO LAW. Anything in this Agreement to the contrary notwithstanding, this Agreement is not intended and shall not be construed to require any payment to White which would violate any federal or state statute or regulation, including without limitation the "golden parachute payment regulations" of the Federal Deposit Insurance Corporation codified to Part 359 of title 12, Code of Federal Regulations.

        13. HEADINGS. The section and subsection headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions of this Agreement.

        14. CAPITALIZED TERMS. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Plan.


         IN WITNESS WHEREOF, the Parties hereto executed or caused this Agreement to be executed as of the day and year first above written.


                                    VECTRA BANK COLORADO, NATIONAL
                                    ASSOCIATION


                                    By: _____________________________
                                        Bruce K. Alexander
                                        President and Chief Executive Officer


                                    MAHLON T. WHITE




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